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                                                    Exhibit 23.1



















            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Annual Report on Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 33-12420) and on Form S-3 (File No. 33-47552).









ARTHUR ANDERSEN LLP





New York, New York
March 17, 1995